UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2024

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		1-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On August 1, 2024, Arcosa MS9, LLC (“Purchaser”), a Delaware limited liability company and wholly owned subsidiary of Arcosa, Inc. (“Arcosa”), entered into a Membership Interest and Asset Purchase Agreement (the “Purchase Agreement”) with Stavola Holding Corporation, a New Jersey corporation (“Stavola NJ”), Stavola Holdings Pennsylvania LLC, a Delaware limited liability company (“Stavola PA” and, together with Stavola NJ, the “Equity Sellers”), Stavola Trucking Company, Inc., a New Jersey corporation (“STC”), Stavola Management Company, Inc., a New Jersey corporation (“SMC”), and Stavola Realty Company, a New Jersey general partnership (“SRC” and, together with STC and SMC, the “Asset Sellers” and, together with the Equity Sellers, the “Sellers”), Arcosa, and the other parties thereto. The Target (as defined below) is an aggregates-led and vertically integrated construction materials company primarily serving the New York-New Jersey Metropolitan Statistical Area through its network of five hard rock natural aggregates quarries, twelve asphalt plants, and three recycled aggregates sites.
At the closing of the Transaction (as defined below), Purchaser would acquire from the Sellers all of the issued and outstanding membership interests and certain identified assets, as applicable, of the entities set forth in the Purchase Agreement (together, the “Target,” and such transaction, the “Transaction”), for a cash purchase price of approximately $1.2 billion subject to customary purchase price adjustments, upon the terms and subject to the conditions set forth in the Purchase Agreement. In addition, Purchaser will assume certain customary Target liabilities.
In connection with entry into the Purchase Agreement, Arcosa has entered into a commitment letter, dated August 1, 2024 (the “Commitment Letter”), among Arcosa, JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. (“BofA Securities”) and Barclays Bank PLC (“Barclays” and, together with JPMorgan and Bank of America, the “Initial Lenders”; the Initial Lenders, together with BofA Securities and any other financial institutions appointed as additional arrangers or agents, collectively, the “Commitment Parties”, pursuant to which and subject to the terms and conditions set forth therein, the Commitment Parties have agreed to provide a senior secured 364-day bridge loan facility (the “Bridge Facility”) of up to $1.2 billion in the aggregate, as well as a backstop to an amendment to Arcosa’s existing $600.0 million revolving credit facility, for the purpose of providing the financing necessary to fund the consideration to be paid pursuant to the terms of the Purchase Agreement and related fees and expenses. The funding of the Bridge Facility is contingent on the satisfaction of certain customary conditions set forth in the Commitment Letter, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms sets forth in the Commitment Letter, and (ii) the consummation of the Transaction in accordance with the Purchase Agreement. Prior to the close of the Transaction, Arcosa anticipates accessing the long-term debt markets for permanent financing with a mix of secured and unsecured debt that incorporates prepayment flexibility.
The Transaction is expected to close in the fourth quarter of 2024 and is subject to customary closing conditions, including, among others, (i) the absence of legal restraints preventing the consummation of the acquisition, (ii) the accuracy of the representations and warranties contained in the Purchase Agreement (subject to certain qualifications), and (iii) the performance by the parties of their respective obligations under the Purchase Agreement in all material respects. The Purchase Agreement contains certain standard termination rights for Purchaser and Sellers including the right to terminate the Purchase Agreement if the Transaction has not been consummated before November 1, 2024. Arcosa’s obligation to consummate the transaction is not subject to any condition related to the availability of financing.
In addition, the Purchase Agreement includes customary representations, warranties, and covenants, as well as indemnification provisions subject to specified limitations. From the date of the Purchase Agreement, the Sellers are required to operate Target’s business in the ordinary course and to comply with certain covenants regarding the operation of the business. The parties have also agreed to cooperate with each other and use reasonable best efforts to obtain all consents, approvals and authorizations of all governmental entities to the extent required by law in connection with the execution, delivery and performance of the Purchase Agreement and the consummation of the Transaction contemplated thereby, subject to specified limitations.
The foregoing description of the Purchase Agreement and the Transaction contemplated thereby is qualified in its entirety by the full text of the Purchase Agreement, which will be filed as an exhibit to Arcosa’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

The Purchase Agreement will be included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Arcosa, Purchaser or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Purchase Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Arcosa, Purchaser or any of their respective businesses, subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Arcosa’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Target and Arcosa that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.
Item 2.02     Results of Operation and Financial Condition.
Attached as Exhibit 99.1 is the Acosa’s earnings release for the second quarter of 2024, issued August 1, 2024. This release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in such filing.
Item 7.01     Regulation FD Disclosure.
On August 1, 2024, Arcosa issued a press release announcing that Purchaser had entered into the Purchase Agreement to acquire the Target. A copy of this press release is furnished as Exhibit 99.2 to this report on Form 8-K.
The information in Item 7.01 of this report (including Exhibit 99.2) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act (the "Exchange Act"), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing. Additionally, the submission of this Item 7.01 is not an admission of the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

Cautionary Statements Regarding Forward-Looking Statements
Statements in this report on Form 8-K, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” “plans,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the failure to successfully complete or integrate acquisitions, including the Target, or divest any business, or failure to achieve the expected benefits of acquisitions or divestitures; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; the impact of inflation and costs of materials; assumptions regarding achievements of the expected benefits from the Inflation Reduction Act; the delivery or satisfaction of any backlog or firm orders; the impact of pandemics on Arcosa’s business; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see “Risk Factors” and the “Forward-Looking Statements” section of “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Arcosa's Form 10-K for the year ended December 31, 2023 and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Arcosa, Inc. Earnings Release, dated August 1, 2024.
99.2	Arcosa, Inc. Press Release, dated August 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

August 1, 2024	By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer